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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-43073, 333-64697 and 333-51574 of NetBank, Inc. on Form S-8 of our report dated January 24, 2001, incorporated by reference in the Annual Report on Form 10-K of NetBank, Inc. for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 26, 2001

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INDEPENDENT AUDITORS' CONSENT